CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this Current Report (Form 8-K) of One
Valley Bancorp of West Virginia, Inc. of our report dated January 25, 1994, except for Note 1, as to which the date is November 30, 1994, with respect to the consolidated financial statements of One Valley Bancorp of West Virginia, Inc. and Subsidiaries for the year ended December 31, 1993.

We also consent to the incorporation by reference in the Registration Statements pertaining to the Amended 1983 Incentive Stock Option Plan
(Form S-8, No. 2-90738) and pertaining to the 1993 Incentive Stock
Option Plan (Form S-8, No. 33-66700) of One Valley Bancorp of West
Virginia, Inc. of our report dated January 25, 1994, except for Note 1, as to which the date is November 30, 1994, with respect to the consolidated financial statements of One Valley Bancorp of West Virginia, Inc. and Subsidiaries included in its Current Report on Form 8-K dated January 10, 1995.

                                            /s/Ernst & Young LLP

Charleston, WV
January 9, 1995

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